EXHIBIT 5.2
April 30, 2007
First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
Ladies and Gentlemen:
     This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing today by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto (collectively, the “Prospectus”) shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering common stock, preferred stock, depositary shares and any similar securities that may be registered pursuant to any subsequent related registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Act (collectively, the “Securities”), to be offered from time to time by the Company on terms to be determined at the time of the offering. Terms used and not defined herein shall have the meanings given to them in the Registration Statement.
     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:
(a)	Articles of Amendment and Restatement of the Company filed June 13, 1994, as amended to date (the “Charter”);

(b)	Amended and Restated Bylaws of the Company, as amended to date;

(c)	records of proceedings of the Board of Directors of the Company, including those certain resolutions adopted February 28, 2007 by the Board of Directors of the Company (collectively, the “Authorizing Resolutions”);

(d)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated April 23, 2007; and

(e)	the Registration Statement.
     With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have not

First Industrial Realty Trust, Inc.
April 30, 2007

independently verified any factual matters or reviewed any documents other than the documents referred to above and accordingly we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.
     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Maryland.
     Based upon the foregoing, we are of the opinion that when the terms of any class or series of the Securities of which the Company is the issuer have been authorized by all appropriate action of the Company and have been issued in accordance with the Authorizing Resolutions and sold as described in the Registration Statement, as it may be amended, and any related registration statements filed pursuant to Rule 462(b) under the Act, and any underwriting or similar sales or distribution agreement, then the Securities of which the Company is the issuer will be duly authorized, legally issued, fully-paid and non-assessable.
     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
     This opinion may be relied upon by the firm of Cahill Gordon & Reindel LLP with respect to that firm’s opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ McGuireWoods LLP